UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	29-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Camber Energy, Inc. (the “Company”) on March 22, 2017, six directors were elected for a term expiring on the date of the annual meeting for the year ended March 31, 2017. As to the nominee for director, the results of the voting were as follows:

Name of Nominee	For	Against*
Richard N. Azar, II	12,662,432	26,517
Anthony C. Schnur	12,670,433	18,616
Alan W. Dreeben	12,669,612	19,437
J. Fred Hofheinz	11,705,419	983,530
Fred S. Zeidman	11,721,268	967,681
Robert D. Tips	12,671,028	17,921

The result of the vote on the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 was as follows:

For	Against	Abstain*
12,421,092	266,879	854

The result of the vote on the amendment to the Company’s Amended and Restated 2014 Incentive Plan to increase the number of shares available for issuance from 95,000 to 1,000,000 was as follows:

For	Against	Abstain*
11,586,054	1,109,651	210

The result of the vote on the ratification of GBH, CPAs, PC as the Company’s independent registered public accounting firm for the year ended March 31, 2017 was as follows:

For	Against	Abstain*
12,767,905	6,270	13,159

The result of the advisory vote on the compensation of the executive officers of the Company for the year ended March 31, 2016 was as follows:

For	Against	Abstain*
12,565,447	58,660	25,336

* There were no Broker Non-Votes on these proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: March 23, 2017	/s/ Paul Pinkston
Paul Pinkston
Chief Accounting Officer